Exhibit 99.1

Acer Therapeutics Reports Third Quarter 2017 Financial Results and Provides Corporate Update

Closed Merger and Concurrent $15.7M Financing

Announced Positive Results from Pivotal Clinical Trial of EDSIVO™ (celiprolol) for
Treatment of vEDS

CAMBRIDGE, MA – Nov. 13, 2017 – Acer Therapeutics Inc. (Nasdaq: ACER), a pharmaceutical company focused on the acquisition, development and commercialization of therapies for serious rare and ultra-rare diseases with critical unmet medical need, today reported financial results for the quarter ended September 30, 2017 and provided an update on the Company’s recent corporate developments.

“The third quarter was transformative for Acer. We became a public Nasdaq-listed company, closed a concurrent financing and announced positive results from our pivotal clinical trial of EDSIVO™, each a critical step in bringing us closer to our goal of becoming a leading pharmaceutical company that acquires, develops and commercializes therapies for the treatment of patients with serious rare and ultra-rare diseases with critical unmet medical need,” said Chris Schelling, CEO and Founder of Acer. “We continue to successfully advance our lead product candidate, EDSIVO™, a potential life-saving therapy for patients with vEDS. We believe that our current cash position will allow us to advance EDSIVO™ through NDA submission with the FDA in the first half of 2018. As a public company, we look forward to advancing and expanding our pipeline with the goal of bringing multiple products to patients over the next several years.”

Corporate Activities

●
Closed merger with Opexa Therapeutics, Inc. and $15.7 million concurrent financing, and common stock commenced trading on Nasdaq Capital Market.
●
Announced positive results from the pivotal clinical trial of EDSIVO™ (celiprolol) for the treatment of vascular Ehlers-Danlos Syndrome (vEDS). Acer’s retrospective source-verified analysis of the trial data, including the primary and secondary endpoints, confirmed the data from a previously published randomized controlled clinical study of celiprolol(1). Acer plans to use such pivotal clinical data to support a New Drug Application (NDA) regulatory filing with the U.S. Food and Drug Administration (FDA) in the first half of 2018.

Financial Results for the Quarter Ended September 30, 2017

Cash position. Cash and cash equivalents were $8.4 million as of September 30, 2017, compared to $1.8 million as of December 31, 2016.

Research and Development Expenses. Research and development expenses were $2.1 million for the three months ended September 30, 2017, compared with $1.6 million for the three months ended September 30, 2016. The increase in expenses is primarily due to an increase in spending for clinical development and manufacturing services related to EDSIVO™.

General and Administrative Expenses. General and administrative expenses were $1.3 million for the three months ended September 30, 2017, compared with $0.3 million for the three months ended September 30, 2016. The increase in expenses is primarily due to an increase in professional services and pre-commercial launch costs related to EDSIVO™.

Net Loss. Net loss for the three months ended September 30, 2017 was $3.5 million, or $1.09 loss per share (basic and diluted), compared with a net loss of $1.9 million, or $0.77 loss per share (basic and diluted), for the three months ended September 30, 2016.

For additional information please see Acer’s Quarterly Report on Form 10-Q filed today with the SEC.

About Acer Therapeutics
Acer, headquartered in Cambridge, MA, is a pharmaceutical company focused on the acquisition, development and commercialization of therapies for patients with serious rare and ultra-rare diseases with critical unmet medical need. Acer’s late-stage clinical pipeline includes two candidates for severe genetic disorders for which there are few or no FDA-approved treatments: EDSIVO™ (celiprolol) for vEDS, and ACER-001 (a fully taste-masked, immediate release formulation of sodium phenylbutyrate) for urea cycle disorders (UCD) and Maple Syrup Urine Disease (MSUD). There are no FDA-approved drugs for vEDS and MSUD and limited options for UCD, which collectively impact more than 4,000 patients in the United States. Acer’s product candidates have clinical proof-of-concept and mechanistic differentiation, and Acer intends to seek approval for them in the U.S. by using the regulatory pathway established under section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or FFDCA, that allows an applicant to rely for approval at least in part on third-party data, which is expected to expedite the preparation, submission, and potential approval of a marketing application.

For more information, visit www.acertx.com.

References

(1) Ong KT, et al. Effect of celiprolol on prevention of cardiovascular events in vascular Ehlers-Danlos syndrome: a prospective randomised, open, blinded-endpoints trial. Lancet. 2010; 376: 1476–84.

Forward-Looking Statements
This press release contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. Examples of such statements include, but are not limited to, statements relating to the potential for EDSIVO™ (celiprolol) and ACER-001 to safely and effectively target diseases; the adequacy of the company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials and regulatory submissions and to obtain marketing approval for any of its product candidates; the nature, strategy and focus of the company; and the development, expected timeline and commercial potential of any product candidates of the company. Acer may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to project future cash utilization and reserves needed for contingent future liabilities and business operations, the availability of sufficient resources of the company to meet its business objectives and operational requirements, the fact that the results of earlier studies and trials may not be predictive of future clinical trial results, the protection and market exclusivity provided by Acer’s intellectual property, risks related to the drug development and the regulatory approval process and the impact of competitive products and technological changes. Acer disclaims any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made. You should review additional disclosures we make in our filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. You may access these documents for no charge at http://www.sec.gov.

ACER THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating expenses
Research and development	$2,057,421	$1,610,822	$6,948,816	$3,510,118
General and administrative	1,302,401	274,512	2,792,424	1,054,479
Loss from operations	3,359,822	1,885,334	9,741,240	4,564,597

Other income (expense):
Interest income	2,993	136	4,819	174
Interest expense	(120,229)	—	(242,982))	—
Loss on disposal of asset	(967)	—	(967)	—
Total other income (expense), net	(118,203)	136	(239,130)	174

Net loss	$(3,478,025)	$(1,885,198)	$(9,980,370)	$(4,564,423)

Net loss per share - basic and diluted	$(1.09)	$(0.77)	$(3.69)	$(1.86)

Weighted average common shares outstanding - basic and diluted	3,199,796	2,450,000	2,702,678	2,450,000

Selected Balance Sheet Data:
	September 30, 2017	December 31, 2016
	(unaudited)
Cash and cash equivalents	$8,404,332	$1,834,018
Other current assets	836,756	540,053
Property and equipment, net	5,062	6,217
Total assets	17,012,016	2,773,104
Total liabilities	2,250,740	821,439
Convertible redeemable preferred stock	—	12,136,440
Total stockholders' equity (deficit)	14,761,276	(10,184,775)

Investor Contact:
Hans Vitzthum
LifeSci Advisors
Ph: 617-535-7743
hans@lifesciadvisors.com

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